UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 26, 2011

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KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On Tuesday, July 26, 2011, Knight Transportation, Inc., an Arizona corporation (the "Company"), entered into that certain Fifth Modification Agreement (the "Fifth Modification") with Wells Fargo Bank, N.A. (the "Lender"), which amends that certain Credit Agreement dated September 15, 2005, by and between the Company and the Lender (as amended, restated, supplemented or other modified from time to time, the "Credit Agreement").

The Fifth Modification (a) extended the maturity date of the Credit Agreement from September 2012 to July 2016; (b) increased the maximum commitment from $50.0 million to $150.0 million; (c) expanded the permissible uses of proceeds of any borrowing under the Credit Agreement to include funding the Company's working capital, repurchase of the capital stock of the Company, general corporate purposes, and certain permitted acquisitions; (d) modified several representations and covenants to, among other things, (i) increase certain monetary thresholds, (ii) exclude matters that would not reasonably be expected to result in a material adverse effect, and (iii) expand the types of permitted liens and indebtedness; (e) replaced the previous financial covenants with financial covenants requiring the Company to maintain (i) a ratio of its consolidated debt to consolidated EBITDA of not greater than 2.0 to 1.0 as of each calendar quarter, determined on a rolling four-quarter basis, (ii) positive net income after tax for each fiscal year, (iii) positive pre-tax profit for each fiscal quarter, and (iv) tangible net worth of not less than $325.0 million; (f) removed the specific restrictions on the payment of dividends and distributions; and (g) increased the threshold for the event of default resulting from the failure to make any payment on any indebtedness to any person other than the Lender from $100,000.00 to $1.0 million.

The foregoing summary of the terms and conditions of the Fifth Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Modification, which will be filed with the Company's Form 10-Q for the quarter ending September 30, 2011.

Item 2.02	Results of Operations and Financial Condition.

On Wednesday, July 27, 2011, the Company issued a press release (the "Press Release") announcing its financial results for the quarter ended June 30, 2011.  A copy of the Press Release is attached to this report as Exhibit 99.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under the Fifth Modification is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99	Knight Transportation, Inc. press release announcing financial results for the quarter ended June 30, 2011

The information contained in this report (including Items 2.02 and 9.01) and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the paragraph following the financial and operating information in the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: July 27, 2011	By:	/s/ David A. Jackson
David A. Jackson
President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99	Knight Transportation, Inc. press release announcing financial results for the quarter ended June 30, 2011